SiriusPoint Ltd.
Schedule of Signatories to the Director and Officer Indemnification Agreement

Monica Cramer Manhem
Jeffrey Davis
Rafe de la Gueronniere
Rachael Dugan
Joseph L. Dowling III
Prashanth Gangu
David E. Govrin
Gretchen A. Hayes
Vievette Henry
David W. Junius
Anthony LeHan
Sharon Ludlow
Daniel V. Malloy
Franklin Montross IV
Mark Parkin
Mehdi Mahmud
Siddhartha Sankaran
“Peter" Wei Han Tan
Joshua L. Targoff
Ming Zhang